EXHIBIT 10.1

EMPLOYMENT AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on December 13, 2019 by and between Nocopi Technologies, Inc., a Maryland Corporation (the “Company”) and Michael A. Feinstein, M.D. (“Executive”).

1.

This Agreement amends that certain Employment Agreement dated June 1, 2008 made and entered into by the parties hereto (the “Employment Agreement”). Capitalized terms herein have the same meaning as used in the Employment Agreement, unless otherwise noted.

2.

Effective January 1, 2020, paragraph 4(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

Base Salary. Executive shall earn an annual base salary equal to one hundred twenty thousand dollars ($120,000.00). Company’s Board of Directors shall review Executive’s base salary on an annual basis and may increase it at their sole discretion based on relevant circumstances. Such salary (less withholdings required by law) shall be payable in installments at such times as Company customarily pays other management employees (but in any event no less often than monthly).

3.

All other provisions of the Employment Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

NOCOPI TECHNOLOGIES, INC.:

	By:	/s/ Rudolph A. Lutterschmidt
(Witness signature)		Rudolph A. Lutterschmidt,
Vice-President and Chief Financial Officer

EXECUTIVE:

/s/ Michael A. Feinstein, M.D.
(Witness signature)	Michael A. Feinstein, M.D.